UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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SURMODICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On November 19, 2010, the Chairman of the Board of SurModics, Inc. (“SurModics”) sent the following letter to Ramius LLC:
Jeffrey C. Smith
Ramius LLC
599 Lexington Avenue, 20th Floor
New York, New York 10022
November 19, 2010
Dear Mr. Smith:
We welcomed the opportunity to meet with you on November 17th and value the views of all of our shareholders. As we discussed, our Board of Directors will consider your suggestions, as well as the three director candidates you submitted for nomination at the Company’s 2011 Annual Meeting of Shareholders.
We are committed to carefully considering all director candidates that may further enhance the composition of the Board. Accordingly and consistent with good governance practices, the Corporate Governance and Nominating Committee of the Board has requested to meet with all three of your director nominees. We are concerned, however, that you are not allowing the Committee to meet with two of your nominees, David Dantzker, M.D. and Jeffrey A. Meckler, as well.
We will let you know of our Board’s view on your director candidates in due course.

Sincerely,
/s/ Robert C. Buhrmaster
Robert C. Buhrmaster
Chairman of the Board

Important Information
SurModics, Inc., its directors, and certain of its officers and other employees are participants in the solicitation of proxies from SurModics’ shareholders in connection with SurModics’ 2011 annual shareholders meeting. Important information concerning the identity and interests of these persons is available in SurModics’ Form DEF 14A filed with the SEC on December 18, 2009 and in its Form 10-K filed with the SEC on December 11, 2009, and in the statements of beneficial ownership on Forms 3, 4 or 5 filed by these persons with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in SurModics’ proxy statement for the 2011 annual shareholders meeting and other relevant materials to be filed by SurModics with the SEC.
SurModics will file a proxy statement in connection with its 2011 annual shareholders meeting. The proxy statement, any other relevant documents, and other materials filed with the SEC concerning SurModics will be, when filed, available free of charge at http://www.sec.gov and http://www.surmodics.com. Shareholders should read carefully the proxy statement and other proxy materials when they become available because they will contain important information.